Exhibit 10.1

SHARE TRANSFER CONTRACT
OF
BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.

BY AND AMONG

QING XIN JIANG

QIONG JIA

AND

SHAANXI TECHTEAM JINONG HUMIC ACID
PRODUCT CO., LTD.

INDEX

CHAPATER I	DEFINITION AND INTERPRETATION	4

Article 1	Definition	4

CHAPATER II	TRANSFERRED SHARES	5

Article 2	Share Transfer	5

Article 3	Transfer Price	5

Article 4	Pre-requisite Conditions for the Payment of the Transfer Price and Closing	6

Article 5	Payment	6

Article 6	Tax Payable	7

CHAPATER III REPRESENTATIONS AND WARRANTIES OF ALL PARTIES		7

CHAPATER IV DISCLOSURES, REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS		8

Article 8	Disclosures, Representations and Warranties OF the Transferors	8

Article 9	General Representations and Warranties OF Transferors	9

Article 10	Ownership	9

Article 11	Special Representations and Warranties OF the Transferors	10

CHAPATER V	DISCLOSURES, REPRESENTATIONS AND WARRANTIES OF TRANSFEREE	13

Article 12	Disclosures, Representations and Warranties of the Transferee	13

CHAPATER VI	EMPLOYEES	14

Article 13	Employees	14

CHAPATER VII CONFIDENTIALITY		14

Article 14	Confidentiality	14

CHAPATER VIII BREACH OF CONTRACT		15

Article 15	Liabilities for Violation of Representations or Warranties	15

Article 16	Liabilities for Breach of Contract	16

CHAPATER IX	FORCE MAJEURE	17

Article 17	Force Majeure	16

CHAPATER X	RESOLUTION DISPUTES	17

Article 18	Arbitration	17

Article 19	Validity of Arbitral Award	17

Article 20	Continuation of Rights and Obligations	17

Share Transfer Contract

This Share Transfer Contract (hereinafter referred to as the “Contract”) was made as of 1 July 2010 by and among the following Parties in Beijing:

(1)      Party A: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (hereinafter referred to as  “Transferee”)，a company incorporated under PRC law, with its legal address registered at 3/F, A Block, Industry Office Tower, A District, No.181 Taibainan Road, Xi’an City, Shaanxi province, PRC and its legal representative is Li Tao;

(2)	Party B: Qing Xin Jiang
ID Number：110226196911182616

(3)	Party C: Qiong Jia
ID Number：110226196703240324

Party B and Party C are hereinafter collectively referred to as “Transferors”, and Transferors and Transferee are hereinafter collectively as “Parties” and individually referred to as a “Party”.

WHEREAS,

(1)
Party B holds 80% equity interests of Beijing Gufeng Chemical Products Co., Ltd. (hereinafter referred to as “Gufeng Chemical”), and Party C holds 20% equity interests of Gufeng Chemical. Party B and Party C can exercise all of their full rights as the shareholders of Gufeng Chemical;

(2)
Gufeng Chemical holds 100% equity interests of Beijing Tianjuyuan Fertilizer Co., Ltd. (hereinafter referred to as “Tianjuyuan”), and can exercise all of its full rights as the sole shareholder of Tianjuyuan;

(3)
Both Party B and Party C agree to transfer all (100%) equity interests they collectively hold of Gufeng Chemical to the Transferee in accordance with terms and conditions as stipulated hereunder (hereinafter referred to as “Transferred Shares”) ;

(4)	The Transferee agrees to accept the transfer of all (100%) equity interests held by Transferors of Gufeng Chemical in accordance with the terms and conditions as stipulated hereunder.

Now, THEREFORE, in principle of equality and mutual benefits, through friendly negotiation, Parties hereto agree to reach, in accordance with Company Law of People’s Republic of China, Provisional Rules for Domestic Investment by Foreign-Invested Enterprise and other applicable PRC laws and regulations, the following agreement.

Chapater I Definition and Interpretation

Article 1	Definition

Unless otherwise prescribed and stipulated, the following terms defined in this Contract shall have the meanings set forth as follows:

 “Gufeng Chemical” refers to Beijing Gufeng Chemical Products Co., Ltd., a limited liability company incorporated under PRC law, registered at South of Dongsiqu Bridge, Pinggu Town, Pinggu District, Beijing, with registered capital (paid-in capital) amounted to RMB 30,000,000, under registration number 110000008250498.

“Tianjuyuan” refers to Beijing Tianjuyuan Fertilizer Co., Ltd., a limited liability company incorporated under PRC law, registered at South of Nanzhangdai Village, Donggaocun Town, Pinggu District, Beijing, with registered capital (paid-in capital) amounted to RMB 1,000,000, under registration number 1102262315714.

“PRC” means, for purpose of the Contract, People’s Republic of China, excluding Hong Kong, Taiwan and Macau.

“Claim” means claims, actions, demands, proceedings judgments liabilities, damages amounts, costs and expenses (including legal costs and disbursements) whatsoever and howsoever arising.

“Signing Date” means the date on which this Share Transfer Contract is signed.

“Encumbrance” means any mortgage, assignment, lien, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive right, and any other restriction and conditions whatsoever including:

(i)     any interest or right granted or reserved in or over or affecting the Transferred Shares for Transfer; or

(ii)    the interest or right created or otherwise arising in or over the Transferred Shares for Transfer under a fiduciary transfer, charge, lien, pledge, power of attorney or other form of encumbrance; or

(iii)   any security over the Transferred Shares for Transfer for the payment of a debt or any other monetary obligation or the performance of any other obligation.

 “Material Adverse Change” means (1) Any investigation (would likely cause Gufeng Chemical and Tianjuyuan subject to an administrative penalty) or penalty on Gufeng Chemical and Tianjuyuan by governmental authorities; (2) Any law suit, arbitration or any other judicial proceedings involving Gufeng Chemical and Tianjuyuan; (3) Any change would cause or reasonably may cause material adverse effect on the finance, business, assets, liabilities, results of operation, or prospects of Gufeng Chemical and Tianjuyuan .

“RMB” means the lawful currency of China.

“Third Party” means any natural person, legal person, other organization or entity, other than Parties hereto.

“Business Day” means any day on which all banks in Beijing are open for business.

Chapater II Transferred Shares

Article 2	Share Transfer

Pursuant to the terms stipulated in this Contract, the Transferors hereby agree to transfer to Transferee and Transferee agrees to accept from Transferors the Transferred Shares being one hundred percent (100%) of the equity interests of Gufeng Chemical with all the rights and obligations of and attaching to the Transferred Shares for transfer including, but not limited to, general rights thereof, all the rights to receive dividends and to receive or subscribe for shares (if any) declared, paid or issued by Gufeng Chemical (if any), and free of any Claim or Encumbrances.

Article 3	Transfer Price

3.1
Transferors and Transferee after consultations have finally determined that the Transfer Price for the transfer of the Transferred Shares shall be RMB 60,000,000 (hereinafter referred to as “Transfer Price”);

3.2	Terms of Payment

3.2.1 The Transferee shall pay RMB 60,000,000 to the Transferors after the Transferors meet all pre-requisite conditions set forth in Appendix I of this Contract and Gufeng Chemical and Tianjuyuan are free of any material adverse change from Signing Date to  Settlement Date (as defined in Article 5.1).

Article 4	Pre-requisite Conditions for the Payment of the Transfer Price and Closing

4.1
Under this Contract, the pre-requisite conditions for the payment of the Transfer Price of RMB 60,000,000 are: (1) The Transferors shall meet all pre-requisite conditions set out in Appendix I attached to the Contract, and (2) Gufeng Chemical and Tianjuyuan are free of any material adverse change from the Signing Date to Settlement Date (as defined in Article 5.1).

4.2 The parties hereby confirm that the fulfillment of obligations that Transferors shall assume pursuant to Appendix I of this Contract shall be subject to the written confirmation by the Transferee. The pre-requisite conditions set forth in Appendix I attached to the Contract shall not be deemed as having been satisfied until the Transferors obtain the written confirmation issued by the Transferee.

4.3 In the event that any of the conditions set forth in Article 4.1 have not been satisfied or implemented, and Transferee has not indicated its waiver of the said conditions or any one of them, in writing, Transferee shall not be obliged to pay the Transfer Price to Transferors.

4.4 The Transferors and the Transferee hereby agree that the closing date shall be the date on which Gufeng Chemical completes the share transfer registration with the local Administration Bureau for Industry and Commerce that the Transferee becomes the sole registered shareholder of Gufeng Chemical (“Closing Date”).

Article 5	Payment

5.1 The Transferee shall pay RMB 60,000,000 to the bank accounts designated by the Transferors in three business days after the date when the Transferors meet all the pre-requisite conditions set forth in Appendix I. The settlement date shall be the date when the Transferee pays the Transfer Price of  RMB 60,000,000 to the Transferors (“Settlement Date”).

The bank accounts information designated by the Transferors is as follows:

Name of Payee: Jia Qiong
Name of Bank: Pinggu Branch, Beijing Branch of Agricultural Bank of China
Account No.: 6228490010007117416

Name of Payee: Jiang Qing Xin
Name of Bank: Pinggu Branch, Beijing Branch of Agricultural Bank of China
Account No.: 6228480010108397018

5.2 The Transferors shall issue to Transferee the evidential document of the payment received within five (5) business days.

5.3 Within three(3) business days from the Closing Date, the Transferors shall hand over all materials to the Transferee or the representative designated by the Transferee, or the Transferors shall require relevant institutions or persons to transfer all materials of Gufeng Chemical and Tianjuyuan includes, but not limited to the official seal, financial seal, contract seal, account information, all accounting voucher, account book (including but not limited to personal seal and signature pre-submitted by Gufeng Chemical and Tianjuyuan to the bank changed to the personal seal and signature of the person designated by the Transferee), all official documents, licenses, permissions and client information relating to the business of Gufeng Chemical and Tianjuyuan, all contracts and agreements signed by Gufeng Chemical and Tianjuyuan, staff information, technical data and other relevant materials, and to take any measures to ensure the Transferee to control all assets and business operation of Gufeng Chemical and Tianjuyuan.

Article 6	Tax Payable

Any taxes or fees arising out of and payable pursuant to the fulfillment of the terms of this Contract by each of Transferors and Transferee shall be payable by the respective Party which is liable for the taxes or fees under the provisions of relevant laws and regulations of China.

Chapater III Representations and Warranties of All Parties

Article 7	Representations and Warranties of All Parties

7.1 Transferors and Transferee confirm that from the Signing Date this Contract shall be a document having legal binding effect on all Parties.

7.2 At the time of signing this Contract, Transferors and Transferee state that the documents and information provided to any other Party or their agencies (including without limitation to the lawyers, appraiser, financial consultants, etc.) prior to the Signing Date shall remain effective and confirm that where there are discrepancies therein with the terms of this Contract, this Contract shall prevail.

7.3 Transferors and Transferee hereby agree that the contracts or documents pertaining to the share transfer entered into between all Parties prior to this Contract shall lapse automatically upon this Contract coming into effect.

7.4 All rights and obligations enjoyed or assumed previously by Transferors over the Transferred Shares shall be entirely transferred to the Transferee after the Closing date.

7.5 All Parties to this Contract agree to strive jointly in coordinating the work pertaining to the transfer of the Transferred Shares, including but not limited to registration and filing of record, etc., and the expenses arising therefrom shall be borne by Gufeng Chemical.

7.6 The board of directors of Gufeng Chemical after the Closing date (“Board”) shall be composed of three directors, including one appointed by the Transferors and the other two appointed by the Transferee. The Chief Financial Officer of Gufeng Chemical and Tianjuyuan shall also be appointed by the Transferee.

Chapater IV Disclosures, Representations and Warranties of the Transferors

Article 8	Disclosures, Representations and Warranties of the Transferors

The Transferors hereby jointly represent and warrant to the transferee that:

8.1 All information and facts relating to Gufeng Chemical and Tianjuyuan that are in the possession of the Transferors or are known to any of the Transferors which will have a substantive and adverse effect on the Transferors’ ability to fulfill any of its obligations in this Contract or when disclosed to the Transferee shall have a substantive effect on the willingness of the Transferee to sign and fulfill its obligations under this Contract, have been disclosed to the Transferee and the information provided by Transferors to Transferee does not contain any representation that is untrue or misleading.

8.2 No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against Transferors that will materially affect its ability to sign this Contract or fulfill its obligations under this Contract.

8.3
Regarding the documents and information provided by Transferors to Transferee and/or Transferee’s agencies (including but not limited to the lawyers, appraiser, financial consultants, etc.) prior to the Signing Date, Transferors hereby jointly undertake that:

8.3.1	all copies made from original documents are true and complete and that such original documents are authentic and complete;
8.3.2	all documents provided to Transferee and/or Transferee’s agencies as originals are authentic and complete;
8.3.3	all signatures appearing on documents provided to Transferee and/or Transferee’s agencies as originals or copies of originals (seal) are genuine;
8.3.4	Transferors have drawn to the attention of Transferee and/or Transferee’s agencies all matters that are material for Transferee to proceed with the transaction as contemplated in this Contract.

8.4 The Transferors agree to sign Non-Competition Agreements with Gufeng Chemical; to ensure that the major management personnel and technical personnel of Gufeng Chemical would sign Non-Competition Agreements with Gufeng Chemical; and the major management personnel and technical personnel of Tianjuyuan would sign Non-Competition Agreements with Tianjuyuan, which shall provide that: without the prior consent in writing by the Transferee, such persons shall not be allowed to operate the business the same as or similar to the industry that Gufeng Chemical, Tianjuyuan and their clients or suppliers engage in, or other industries that are in competition with Gufeng Chemical and Tianjuyuan, or hold any equity interests of the entities mentioned hereinabove, unless the business or equity holding is via Gufeng Chemical.

Article 9	General Representations and Warranties of Transferors

9.1   Party B and Party C are PRC citizens with all civil abilities to enter into this Contract and fulfill all of their obligations stipulated herein. Signing this Contract and fulfilling all of their obligations stipulated herein by Party B and Party C shall not contravene or result in the violation of or constitute a failure to fulfill or an inability to fulfill any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party B or Party C is a party to or is bound by.

Article 10	Ownership

10.1 The Transferors are the legal owners of the Transferred Shares and have full authority and right to transfer the Transferred Shares to Transferee.

10.2 The Transferors hereby jointly undertake and warrant up to and including the Settlement Date that the Transferred Shares are not subject to any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other form of Third Party rights).

10.3  No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against any of Transferors that will materially affect its ability to sign this Contract or fulfill its obligations under this Contract.

Article 11	Special Representations and Warranties of the Transferors

The Transferors hereby specially represent and warrant to the Transferee that:

11.1 Gufeng Chemical and Tianjuyuan are the legal entities that have been duly established in accordance with PRC laws and they are validly and legally in existence and also operating normally pursuant to PRC laws and regulations. The registered capital of Gufeng Chemical and Tianjuyuan has been fully paid and is free of any false capital contribution, overrated capital contribution and flight of capital contribution. By the Settlement Date, Gufeng Chemical holds 100% equity interests of Tianjuyuan, free of any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other form of third party rights).

11.2 The Transferors hereby jointly ensure that Tianjuyuan and Gufeng Chemical legally and effectively own the land use right, plants, machinery equipments and other assets currently used by them. The Transferors warrant that they will take any and all measures to ensure Tianjuyuan or Gufeng Chemical legally obtain the right to use all land and obtain the ownership of all buildings with any right encumbrances, which shall not be subject to time and shall remain effective after the Closing. The Transferors shall assume the joint and several liabilities in case of any losses suffered by Gufeng Chemical or Tianjuyuan or the Transferee or any administrative penalties imposed by the governmental authorities due to any causes mentioned hereinabove after the share transfer under this Contract and indemnify the transferee for all losses arisen thereto.

11.3 There has not been and is not any investigation, prosecutions, disputes, claims or other proceedings (whether current, pending or threatened) in respect of Gufeng Chemical and Tianjuyuan, nor Gufeng Chemical or Tianjuyuan has been punished or Transferors can foresee any punishment to be made by any administrative authorities of the PRC before the share transfer under this Contract, except for those disclosed to the Transferee prior to Closing Date. The Transferors have fully disclosed all information of Gufeng Chemical and Tianjuyuan to the Transferee before the signing of this Contract. The Transferors hereby warrant that all tax, fees, charges, penalties and expenses payable to or required to pay to any PRC governmental authorities have been fully paid. By the Signing Date of this Contract, there has been no default in the payment of such tax, fees, charges, penalties and expenses, or any payable cost and/or expenses incurred by the correction of the default and/or inexpedient acts of Gufeng Chemical and Tianjuyuan required by any governmental authority. The Transferors shall assume the joint and several liabilities in case of any losses, damages or any penalties suffered by Gufeng Chemical or Tianjuyuan or the Transferee due to any investigation, prosecutions, disputes, claims or other proceedings prior to the share transfer under this Contract and shall fully indemnify the Transferee all losses arisen thereto.

11.4 The Transferors warrant that Gufeng Chemical and Tianjuyuan have obtained all approvals, permissions, consents and fillings necessary to the production and the business operation, carried out businesses as stated in their business licenses, and executed contracts and documents with legally binding effects. The Transferors shall assume the joint and several liabilities in case of any losses, damages or any penalties suffered by Gufeng Chemical or Tianjuyuan or the Transferee due to any absence of the above-mentioned approvals, permissions, consents and fillings prior to the share transfer under this Contract and shall fully indemnify the Transferee all losses arisen thereto.

11.5 The Transferors hereby confirm and warrant that the production, operation and business of Gufeng Chemical and Tianjuyuan are in full compliance with the relevant PRC laws and regulations. The Transferors shall indemnify and hold the Transferee, Gufeng Chemical and Tianjuyuan harmless against and from any losses or damages caused by any administrative penalties thereto prior to the signing of the Contract.

11.6 The Transferors hereby confirm and warrant that at the time of signing this Contract all debts of Gufeng Chemical and Tianjuyuan have been disclosed in Appendix II attached hereto. The Transferors shall assume jointly and severally liabilities to the Transferee, Gufeng Chemical and Tianjuyuan and hold the Transferee harmless for any undisclosed debts and the outstanding interest payable hereto.

11.7 The Transferors hereby irrevocably confirm and warrant that the Transferee shall have right to appoint the financial staffs to Gufeng Chemical and Tianjuyuan from the date of signing the Contract and all fiscal expenditure of Gufeng Chemical and Tianjuyuan shall be made upon the mutual consent in writing jointly by the financial staffs appointed by the Transferee and the financial staffs of the Transferors from the Signing Date to the  Settlement Date. The financial staffs of the Transferors will withdraw from Gufeng Chemical and Tianjuyuan and hand over all financial materials to financial staffs appointed by the Transferee for their sole control at the Settlement Date.

11.8 The Transferors hereby confirm and warrant that they will ensure the normal operation and management of Gufeng Chemical and Tianjuyuan prior to the Settlement Date and the operation, business and conditions of Gufeng Chemical and Tianjuyuan will be free of any material adverse change.

11.9 The Transferors hereby irrevocably represent and warrant that Gufeng Chemical and Tianjuyuan have not made any equity investment on any other companies or entities by the Settlement Date. The Transferors shall assume the joint and several liabilities in case of any losses or damages suffered by Gufeng Chemical or Tianjuyuan or the Transferee in respect of the undisclosed equity investment (if any) and shall fully indemnify the Transferee all losses arisen thereto.

11.10 The Transferors hereby irrevocably represent and warrant that Gufeng Chemical and Tianjuyuan have not provided security (including but not limited to mortgage, pledge and guarantee) to any other companies, enterprises, entities or any natural person except for those disclosed in the Appendix II attached hereto. The Transferors shall assume the joint and several liabilities in case of any losses or damages suffered by Gufeng Chemical or Tianjuyuan or the Transferee due to the undisclosed security (if any) and shall indemnify the Transferee all losses arisen thereto.

11.11 Prior to the signing of this Contract, Transferors have entirely disclosed all information regarding the debts assumed by Gufeng Chemical and Tianjuyuan. As of the Settlement Date, such information remains complete, authentic, accurate and true.

11.12 The Transferors hereby confirm and guarantee that Gufeng Chemical and Tianjuyuan have paid up all taxes required by PRC laws and regulations prior to the Settlement Date. The Transferors shall assume the joint and several liabilities for any unpaid taxes of Gufeng Chemical and Tianjuyuan (if any) and hold harmless the Transferee against and from any loss and damages arisen thereto.

11.13 The Transferors hereby confirm and guarantee that all production lines of Gufeng Chemical and Tianjuyuan (no matter whether the project is completed or under construction) have obtained the necessary approvals from and registrations with relevant PRC governmental authorities, including, but not limited to, environmental impact assessment approval and the completion acceptance approval issued by local environmental protection authority, and the registration notice of production line construction issued by local development and reform bureau. Party B and Party C shall be jointly and severally liable to fully indemnify the Transferee in case of any administrative penalty suffered by Gufeng Chemical and Tianjuyuan arising from hereto after the Share Transfer of this Contract.

11.14 The Transferors irrevocably hereby confirm and guarantee that the craftwork and technology Gufeng Chemical and Tianjuyuan adopt currently and the intellectual property owned by them before the Settlement Date including, but not limited to trademarks and know-how are in full compliance with relevant PRC laws, regulations, standards or criterion, and free of any infringement of the patent and know-how of Third Party. The Transferors shall be jointly and severally liable to fully indemnify the Transferee in case of any penalty, damages or losses suffered by Gufeng Chemical and Tianjuyuan arisen from such infringement (if any).

11.15 The Transferors hereby irrevocably guarantee that Gufeng Chemical will change its registered address to the location of Tianjuyuan and complete the change registration with local administration authority for industry and commerce within one month from the Closing date.

11.16 The Transferors hereby irrevocably guarantee that Gufeng Chemical and Tianjuyuan will register with the Beijing Administrative Bureau of Quality Supervision for their processing acts entrusted by YINLIN International Chemical (Beijing) Co., Ltd, Beijing GREENLIFE Agricultural Technology Co., Ltd and LEILI Agro-chemistry Co., Ltd.

11.17 The Transferors hereby irrevocably guarantee that Gufeng Chemical and Tianjuyuan will obtain environmental impact assessment approvals and completion approvals issued by local environmental protection authority and register with local development and reform bureau for all their production lines within three months as of the Closing date.

11.18 The Transferee is entitled to require the Transferors to undertake the joint and several liabilities and indemnify and hold harmless the Transferee against and from any direct and indirect losses or damages in case of any infringement of any representations and warranties stated hereinabove by the Transferors, Gufeng Chemical and/or Tianjuyuan, or in case that the Transferors fails to meet any or all pre-requisite conditions set forth in Appendix I attached hereto.

Chapater V Disclosures, Representations and Warranties of Transferee

Article 12	Disclosures, Representations and Warranties of the Transferee

The Transferee hereby represents and warrants to the Transferors that：

12.1 The Transferee is a legal entity that has been duly established and it is validly and legally in existence and also operating normally in accordance with the PRC laws.

12.2 The execution and performance of this Contract by the Transferee will not contravene or result in the violation of or constitute a failure to fulfill or an inability to fulfill any of the stipulations of Transferee’s articles of association or its internal rules, any laws, regulations, stipulations, or any authorizations or approvals from any government body or department or any contract or agreement that the Transferee is a party to or is bound by.

12.3 No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Transferee that will materially affect its ability to sign this Contract or fulfill its obligations under this Contract.

Chapater VI Employees

Article 13	Employees

All existing staff and workers of Gufeng Chemical and Tianjuyuan upon the completion of the share transfer under this Contract shall be employed by the Transferee. The terms and conditions of their employment including their remuneration for their employment shall be implemented in accordance with the stipulations of the labor laws and regulations. Thereafter, Board of Directors of Gufeng Chemical and Tianjuyuan will determine the staff numbers and working rules, etc., in consideration of business needs.

Chapater VII Confidentiality

Article 14	Confidentiality

14.1  All Parties agree unless otherwise provided for in another relevant confidentiality agreement that with regard to the confidential and exclusive information that have been disclosed to or may be disclosed to the other Parties by any Party to this Contract pertaining to their respective businesses, or financial situations and other confidential matters, all Parties to this Contract which have received the aforesaid confidential information (including written information and non-written information, hereinafter referred to as “Confidential Information”) shall:

14.1.1	Keep the aforesaid Confidential Information confidential;

14.1.2
Save for the disclosure of the Confidential Information by a Party to this Contract to its employees solely for the performance of their duties and responsibilities, neither Party to this Contract shall disclose the Confidential Information to any Third Party or any entity.

14.2	The provisions of the aforesaid Article 14.1 shall not apply to the following Confidential Information:

14.2.1
which was available to the receiving Party from the written record before the disclosing Party disclosed the information to the receiving Party and the written record can prove that the confidential information was already known to the receiving Party;

14.2.2	which has become public information by means not attributable to any breach by the receiving Party;

14.2.3	which was obtained, by the receiving Party from a Third Party not subject to any confidentiality obligation affecting the said Confidential Information.

14.3 As far as any natural person or legal entity which is a Party to this Contract is concerned, notwithstanding that it has ceased to be a Party to this Contract because of the transfer of its rights and obligations pursuant to the terms of this Contract, the stipulations set forth in this Chapter VII shall remain binding on it.

Chapater VIII Breach of Contract

Article 15	Liabilities for Violation of Representations or Warranties

15.1 If any representation or warranty made by any Party to this Contract is found to be a material error, or if any fact that has or is likely to have a major or substantial effect on the signing of this Contract by any Party has been omitted, or if any representation or warranty is found to be misleading or untrue in any material respect, the non-breaching Party shall be entitled to look to the Party (ies) in breach for full compensation for any loss, damage, cost or expense (including any attorneys’ fee and litigation and arbitration fee) arising from the erroneous, misleading or untrue representation or warranty of the Party (ies) in breach or arising from any other breach of any representation and warranty given by the Party (ies) in breach.

15.2 Each representation and warranty set forth in this Contract is to be construed independently.

15.3 For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of representation or warranty.

Article 16	Liabilities for Breach of Contract

16.1 In the event of a breach committed by any Party to this Contract, the said defaulting Party shall be liable to the other Party (ies) for any liabilities arising out of that defaulting Party’s breach of contract in accordance with the provisions of this Contract and the laws and regulations of PRC. In case of breach of Contract by all Parties hereto, a Party shall respectively assume liabilities for any loss or damage, or any other liabilities, arising out of its breach of Contract, against other Parties.

16.2 In event that the Transferors fail to meet any conditions set forth in Appendix I or violates any representation, warranty or obligations under this Contract, without account of the intention or gross negligence of the Transferee, Transferors shall pay RMB 100,000 to the Transferee, in addition to the compensation for any direct or indirect loss arising therefrom.

Chapater IX Force Majeure

Article 17	Force Majeure

17.1 The Force Majeure shall include earthquake, typhoon, flood, fire, war, political unrest and such special incidents or events that are deemed to be Force Majeure occurrences under the provisions of the relevant laws and regulations of PRC.

17.2  In the event of the occurrence of a Force Majeure event, the obligations of the Party to this Contract affected by this Force Majeure event shall cease during the period of the Force Majeure event and any term or period set forth in this Contract and to which the affected party is subject shall automatically be extended by a period equal to the term or period of the Force Majeure event, the period of extension shall be the same as the period of cessation of the obligations by reason of the Force Majeure event, and the said Party shall not be liable for any liabilities arising out of a breach of contract as provided for in this Contract for the duration of the Force Majeure.

17.3  The Party claiming the occurrence of a Force Majeure event shall promptly inform the other Party (ies) in writing, and within seven (7) days thereafter, it shall provide sufficient evidence (issued by the notary organization) of the occurrence and the continuity of the Force Majeure event. It shall also do its best to eliminate the adverse effect of the Force Majeure event.

Chapater X Resolution of Disputes

Article 18	Arbitration

Any dispute arising out of this Contract between the Parties to this Contract shall firstly be resolved through friendly consultation. In the event that sixty (60) days after the commencement of the friendly consultations, the dispute cannot be resolved through such means, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its prevailing valid arbitration rules.

Article 19	Validity of Arbitral Award

The arbitration award shall be final and shall be binding on all Parties to this Contract. All Parties to this Contract agree to be bound by the said award, and to act according to the terms of the said award.

Article 20	Continuation of Rights and Obligations

After a dispute has arisen and during its arbitration process, other than the disputed matter, all Parties to this Contract shall continue to exercise their other respective rights stipulated in this Contract, and shall also continue to fulfill their other respective obligations stipulated in this Contract.

Chapater XI Applicable Law

Article 21	Applicable Law

The laws and regulations of the PRC shall govern and be binding on the establishment, validity, interpretation and execution of this Contract. All disputes arising out of this Contract shall be determined according to the laws of the PRC. In the event the laws of the PRC do not make provision for a certain issue relating to this Contract, reference shall be made to general international business practice.

Chapater XII Miscellaneous

Article 22	Non-Waiver

The non-exercise or delay in the exercise of an entitlement stipulated in this Contract by any Party to this Contract shall not be regarded as a waiver of the said entitlement. Any single exercise or partial exercise of an entitlement shall not rule out any future re-exercise of the said entitlement.

Article 23	Transfer

Unless otherwise described and prescribed in this Contract, neither Party to this Contract shall transfer nor assign all or any part of this Contract or transfer or assign that Party’s entitlement or obligations as stipulated in this Contract.

Article 24	Amendment

24.1	This Contract has been executed for the benefit of all Parties to this Contract and their respective lawful successor(s) and assignees, and shall have legal binding effect on them.

24.2   This Contract may not be amended verbally. Only a written document signed by all Parties indicating their consent to such amendment shall be effective.

Article 25	Severability

The invalidity of any term in this Contract shall not affect the validity of the other terms in this Contract.

Article 26	Language

This Contract is written in both the Chinese Language and the English Language. In case of any inconsistency, the Chinese language shall prevail.

Article 27	Effectiveness of Text and Appendixes

27.1 The Contract shall be effective from the execution of Parties hereof. The Contract shall be written in six (6) original sets in Chinese, with Parties hereto and relevant administration for industry and commerce holding one (1) set respectively, and the remaining shall be kept by Gufeng Chemical and the Transferee.

27.2 The Appendix to this Contract shall form an integral part of this Contract, and shall have the same effect as this Contract.

Article 28	Notification

28.1 Unless otherwise specified and prescribed, any Party issuing any notification or written communication to the other Party (ies) according to the provisions of this Contract shall have them written in the Chinese Language and shall send them as a letter by a courier service company, or by facsimile. Letters sent by a courier service company, will require a confirmation to be given seven (7) business days after handing over the notification or communication to the courier service company. Any notification or written communication sent in accordance with the stipulations of this Contract shall be deemed to be effective on the date of receipt.  If they are sent by facsimile, the date of receipt shall be deemed to be three (3) business days after transmission, subject to a facsimile confirmation report evidencing this.

28.2 All notices or communications shall be sent to the following addresses, unless and until any such address is changed by a written notice to the other Party:

Address of Party A：3/F, A Block, Industry Office Tower, A District, No.181 Taibainan Road, Xi’an City, Shaanxi province, PRC
Tel: 029-88266368
Fax Number: 029-88231590
To：Li Tao

Address of Party B：South of Nanzhangdai Village, Donggaocun Town, Pinggu District, Beijing, PRC
Tel: 010－60992886
Fax Number: 010－60992610
To: Qing Xin Jiang

Address of Party C：South of Nanzhangdai Village, Donggaocun Town, Pinggu District, Beijing, PRC
Tel: 010－60992886
Fax Number: 010－60992610
To: Qiong Jia

Article 29	Entire Agreement

This Contract constitutes the entire agreement of all Parties to this Contract pertaining to the transaction agreed upon in this Contract, and shall replace all the previous discussions, negotiations and agreements among all Parties to this Contract in respect of the transaction of this Contract.

（The remainder of this page is intentionally left blank）

IN WITNESS WHEREOF, the duly authorized representative of Party A, and Party B and Party C have signed this Contract on the date first above written.

Party A：Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd.

(Seal)

Authorized Representative(Signature)：	/s/ Tao Li

Party B： Qing Xin Jiang

Signature：	/s/ Qing Xin Jiang

Party C : Qiong Jia

Signature：	/s/ Qiong Jia

Appendix I Pre-requisite Conditions

Pre-requisite Conditions

Transferors hereby irrevocably confirm and guarantee to fulfill all following conditions precedent within the time limit on their own costs:

(A)
Gufeng Chemical lawfully holds 100% equity interests of Tianjuyuan which are free of any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other form of Third Party rights).

(B)
Transferors and Gufeng Chemical complete the share transfer registration with the local Administration Bureau for Industry and Commerce that the Transferee becomes the sole registered shareholder of Gufeng Chemical.

Appendixes II Existing Debts of and Guarantees of Gufeng Chemical and Tianjuyuan

1.	Debts of Gufeng Chemical

Name of Creditors	Principal Amount of Debt （Unit：RMB）
Pinggu District Branch, Beijing Branch of Agriculture Bank of China	8,000,000（05.31.2010 - 05.30.2011）
Pinggu District Branch, Beijing Branch of Agriculture Bank of China	8,400,000（01.14. 2010 - 01.13. 2011）
Pinggu District Branch, Beijing Branch of Agriculture Bank of China	10,100,000（04.09. 2010 - 04.08.2011）

2. Debt Guarantees by Tianjuyuan

Guarantor	Principal Amount Guaranteed （Unit：RMB）	Collateral
Tianjuyuan	8,000,000	Land use right and house ownership of Tianjuyuan
Tianjuyuan	8,400,000	Land use right and house ownership of Tianjuyuan
Tianjuyuan	10,100,000	Land use right and house ownership of Tianjuyuan